Exhibit 99.1

DATE OF SHAREHOLDER AND OPTIONHOLDER MEETINGS OF PARTHUS
TO GIVE EFFECT TO THE COMBINATION OF PARTHUS AND CEVA

Dublin and Santa Clara, Calif.—30 August 2002—Parthus Technologies plc (“Parthus”) (LSE: PRH, Nasdaq: PRTH), DSP Group, Inc. (“DSPG”) (Nasdaq: DSPG) and Ceva, Inc (“Ceva”) jointly announce further progress in the proposed combination of Parthus with Ceva, announced on 5 April 2002, (“Combination”):

•
The Irish High Court has now directed that the requisite shareholder and optionholder meetings to approve the Scheme of Arrangement (“Scheme”), which is required to give effect to the Combination, be held on 26 September 2002.

•	An Extraordinary General Meeting of Parthus will also be held on 26 September 2002 in connection with the Combination.

•	Subject, inter alia, to approval of the Scheme at those meetings and thereafter by the Irish High Court, it is anticipated that the Combination will be completed before the end of October 2002.

•	The formal documentation to give effect to the Scheme, including a Parthus shareholder circular, will be distributed to Parthus shareholders during the first week of September 2002.

Parthus, DSPG and Ceva also announce that the terms of the Combination have been amended to eliminate the payment of an aggregate of US$100,000 to Parthus shareholders. The other material terms of the Combination remain unchanged, including the proposed repayment of US$60 million (approximately €61 million or GBP 39 million) to Parthus shareholders.

Enquiries:

Parthus Technologies plc	Tel: +353 1 402 5700
Elaine Coughlan
Barry Nolan

DSP Group, Inc.	Tel: +1 408 986 4423
Yaniv Arieli

Financial Dynamics	Tel. +44 20 7831 3113
James Melville-Ross/Ben Way

The directors of Parthus accept responsibility for the information contained in this announcement relating to the Parthus group, the directors of Parthus, their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Parthus (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of DSPG and the directors of Ceva accept responsibility for the information contained in this announcement other than that relating to the Parthus group, the directors of Parthus, their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of DSPG and Ceva (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

This announcement does not constitute an offer to sell or issue, or a solicitation of any offer to purchase or subscribe for any shares in DSPG, Ceva or Parthus nor shall it form the basis of, or be relied upon in connection with, any contract for such purchase or subscription. No representation or warranty, express or implied, is made or given by DSPG, Ceva or Parthus as to the accuracy or completeness of the information or the opinions contained in this announcement and no liability is accepted for any such information or opinions.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

Ceva, Inc. has filed a Registration Statement on Form S-1 (File no. 333-97353) in connection with the transaction with the Securities and Exchange Commission on July 30, 2002. The Registration Statement contains important information about Ceva, the transaction and related matters. Investors and security holders are urged to read the Registration Statement carefully.

Investors and security holders are able to obtain free copies of the Registration Statement and other documents filed with the SEC by Ceva through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders are able to obtain free copies of the Registration Statement from Ceva by contacting Yaniv Arieli at (408) 986-4423.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN OR INTO AUSTRALIA, CANADA OR JAPAN